UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☐	Definitive Information Statement

China Golf Group, Inc.
(Name of the Registrant as Specified in its Charter)

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1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date filed:

INFORMATION STATEMENT

December [_ ], 2010

China Golf Group, Inc.

GENERAL

This Information Statement is being distributed to the holders of record of common stock, par value $.001 per share (“Common Stock”), of China Golf Group, Inc., a Delaware corporation (the "Company" or “we”’), at the close of business on December 20, 2010 (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Information Statement advises stockholders that on December 20, 2010, (i) the board of directors and (ii) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, approved the filing of a certificate of amendment to our certificate of incorporation to increase the number of our authorized shares from 51,000,000 to 101,000,000.

This Information Statement will be mailed on or about January [  ], 2011, to the stockholders of record of the Company on the Record Date.   The Amendment will not be filed and will not be effective earlier than 20 days after the mailing of the Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

By unanimous written consent dated December 20, 2010, the Board of Directors approved the taking of all required action to amend the Company’s Certificate of Incorporation to increase the number of our authorized shares from 51,000,000 to 101,000,000 (the “Amendment”) and recommended that the Amendment be approved by our stockholders.   A copy of the unanimous written consent of the Board of Directors is attached hereto as Exhibit A.

By written consent dated December 20, 2010, the holders of a majority of the outstanding shares of Common Stock approved the filing of the Amendment.   A copy of the stockholder consent is attached hereto as Exhibit B.  A form of the Amendment is attached hereto as Exhibit C.

The Amendment will become effective when filed with the Secretary of State of the State of Delaware which will occur no earlier than 20 days after the mailing of the Information Statement.  The Company anticipates that the filing of the Amendment will occur on or about January [_], 2011.  If the Amendment was not adopted by written consent of the stockholders, it would have had to be considered by the stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

Under Section 242 of the Delaware Law, the Amendment is required to be approved by the holders of a majority of our outstanding stock entitled to vote thereon. The Company decided to utilize the written consent of the holders of a majority of our outstanding stock entitled to vote thereon in order to eliminate the costs and management time involved in holding a special meeting of stockholders.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.

Under Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.  The mailing of this Information Statement will constitute such notice.

Distribution and Costs

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

The Company will deliver only one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company Secretary, China Golf Group, Inc., China Merchants Tower, Suite 1503 161 Lujiazui East Road, Shanghai, PRC 20001.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors nor the approval by the stockholders of the Amendment provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder’s shares under Section 262 of the DGCL, the certificate of incorporation or the bylaws.

Reasons for the Increase in the Number of Authorized Shares

The share increase is being effected to permit the future issuance of stock to investors in future financings. As of the close of business on the Record Date, there were 50,000,000 shares of our Common Stock authorized and 35,064,569 shares of our Common Stock issued and outstanding.  Accordingly, there are currently 14,935,431 shares of Common Stock available for future issuance.  After the Amendment is effective there will be 64,935,431 shares of Common Stock available for future issuance. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the  increase in authorized shares  in response to any effort of which we are aware of any person to accumulate any of our shares or obtain control of our company.  Our Board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

As of December 20, 2010, our Common Stock was held by 430 holders of record.

Effects of the Increase in the Number of Authorized Shares

Voting Rights.

Holders of our Common Stock will continue to have one vote for each share of Common Stock owned after the filing of the Amendment.

Number of Stockholders; Par Value.

The number of stockholders of record will not be affected by the increase in the number of our authorized shares. The par value of our Common Stock under our certificate of incorporation will remain the same.

Number of Shares Outstanding.

The number of shares of Common Stock issued and outstanding will not change following the effectiveness of the Amendment.

Public Status; Reporting Requirements.

The company currently has no intention to go private, and the increase in the number of authorized shares is not intended to be the first step in a “going private transaction” and will not have the effect of a going private transaction under Rule 13e-3 of the Exchange Act. Moreover, the increase in the number of authorized shares will not increase the risk of the company becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the increase in the number of authorized shares.

Issuance of Additional Shares.

The number of authorized shares of Common Stock will be increased from 50,000,000 to 100,000,000 after the filing of the Amendment and the number of authorized but unissued shares of Common Stock will increase from 14,935,431 to 64,935,431 shares.  The issuance in the future of such additional authorized shares (including shares of Common Stock that will be issued upon the conversion of the notes or on exercise of the outstanding warrants) may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Under Delaware Law a vote by the holders of a majority of our outstanding shares entitled to vote thereon is required to approve the action described herein.  The holders of our outstanding Common Stock are entitled to vote regarding approval of the Amendment.

As of December 20, 2010, there were 35,064,569 shares of Common Stock issued and outstanding of which a majority, or at least 17,532,286 shares are required to approve the action described herein. The consenting stockholders voted in favor of the Amendment in a written consent, dated December 20, 2010, attached hereto as Exhibit B. The consenting stockholders are the record and beneficial owners of shares of Common Stock, entitling them to an aggregate of 20,042,413 votes, representing approximately 57.15% of the total number of votes which could be cast regarding the approval of the Amendment.

The following table sets forth the names of the consenting stockholders, the number of shares of Common Stock held by the consenting stockholders with respect to which such consent was given, the total number of votes for which consent was given by the consenting stockholders and the percentage that such total number of votes represents out of the total votes which could be cast by all holders of Common Stock.

Name	Number of Shares of Common Stock Held	Number of Votes For Which Consent Was Given	Percentage Of all Votes which Could be Cast
Top Elect Investments Limited	13,027,603	13,027,603	37.15%
Chen Jingtong	3,270,528	3,270,528	9.33%
Xiao Bowu	1,744,282	1,744,282	4.97%
Yang Li	2,000,000	2,000,000	5.70%
Total:	20,042,413	20,042,413	57.15%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of the close of business on the Record Date by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock (ii) by the directors and executive officers of the Company. The person or the company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Name and Address Of Shareholder*	Amount and Nature of Beneficial Ownership		Percent of Class (1) (2)
Owners of more than 5% of Class
Top Elect Investments Limited (3) (4)	13,027,602		37.15%
Yang Li	2,000,000		5.70%
James Hahn	2,264,376	(8)	6.44%

Directors and Officers
Ye Bi (Chief Executive Officer and Director) (3) (4)	13,027,602		37.15%
Zhuangyan Zou (Chief Financial Officer) (5)	545,088		1.55%
Bowu Xiao (Director) (6)	1,744,282		4.97%
Jingtong Chen (Director) (7)	3,270,528		9.33%
Directors and officers as a group (4 persons)	18,587,500		53.00%

(1)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. As of the date of this table, there are no outstanding options or warrants.

(2)   Applicable percentages are based on 35,064,569 shares of our Common Stock outstanding as of December 20, 2010. In determining beneficial ownership of the Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of convertible securities, warrants or options which may be acquired within 60 days after December 20, 2010. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on December 20, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or  exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding then, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)   Top Elect Investments Limited is a BVI company controlled by Ye Bi, our Chief Executive Officer.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.   Mr. Bi has sole voting and dispositive power with respect to such shares. Therefore, the shares owned by Top Elect Investments Limited are deemed to be beneficially owned by Mr. Bi.

(4)   Under the terms of a share exchange agreement dated July 6, 2010 and a holdback escrow agreement, dated July 6, 2010, that was executed in connection with the share exchange transaction, Top Elect Investments Limited pledged a total of 1,077,602 shares of Common Stock which were deposited into an escrow account.  If the Company’s after tax income in year 2010 exceeds the targeted amount, 538,801 of those shares will be released to Top Elect. If the Company’s after tax income in year 2011 exceeds a targeted amount, 538,801 of those shares will be released to Top Elect. If the Company’s after tax income is less than the targeted amount for each applicable fiscal year, the pledged shares of the applicable year will be canceled.

(5)   Under the terms of the share exchange agreement and the holdback escrow agreement that was executed in connection with the share exchange transaction, Ms. Zou pledged a total of 45,088 shares of Common Stock which were deposited into an escrow account.  If the Company’s after tax income in year 2010 exceeds a targeted amount, 22,544 shares will be released to Ms. Zou.  If the Company’s after tax income in year 2011 exceeds a targeted amount, 22,544 shares will be released to Ms. Zou. If the Company’s after tax income is less than the targeted amount of the applicable fiscal year, the pledged shares of the applicable year will be canceled.

(6)   Under the terms of the share exchange agreement and the holdback escrow agreement that was executed in connection with the share exchange transaction, Mr. Xiao pledged a total of 144,282 shares of Common Stock which were deposited into an escrow account.  If the Company’s after tax income in year 2010 exceeds a targeted amount, 72,141 shares will be released to Mr. Xiao.  If the Company’s after tax income in year 2011 exceeds a targeted amount, 72,141 shares will be released to Mr. Xiao. If the Company’s after tax income is less than the targeted amount of the applicable fiscal year, the pledged shares of the applicable year will be canceled.

(7)   Under the terms of the share exchange agreement and the holdback escrow agreement that was executed in connection with the share exchange transaction, Mr. Chen pledged a total of 270,528 shares of Common Stock which were deposited into an escrow account.  If the Company’s after tax income in year 2010 exceeds a targeted amount, 72,141 shares will be released to Mr. Chen.  If the Company’s after tax income in year 2011 exceeds a targeted amount, 72,141 shares will be released to Mr. Chen. If the Company’s after tax income is less than the targeted amount of the applicable fiscal year, the pledged shares of the applicable year will be canceled.

(8)   Includes (i) 10,000 shares of Common Stock owned by Mr. Hahn; (ii) 1,197,464 shares of Common Stock owned by Alpine Venture Associates, LLC (“AVA”); (iii) warrants to purchase 71,467 shares of Common Stock held by AVA; and (iv) 985,445 shares of Common Stock owned by Mr. Hahn’s family. Mr. James Hahn and his wife each owned and controlled 50% of the membership interests in Alpine Venture Associates, LLC, with its address at PO Box 735, Alpine, New Jersey 07620. Mr. Hahn and his wife share the voting and dispositive powers with respect to the shares owned by Alpine Venture Associates, LLC. Therefore the shares owned by AVA are deemed to be beneficially owned by Mr. Hahn.

 *   The address of the directors and executive officers listed in the table is: 161 Lujiazui East Road, China Merchants Tower, Suite 1503, Shanghai, PRC 20001.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended that the majority stockholders approve the Amendment.

By order of the Board of Directors

/s/ Ye Bi
Ye Bi

Chief Executive Officer and A Director
Date: December 20, 2010

Exhibit A

UNAMINOUS WRITTEN CONSENT
OF DIRECTORS OF BOARD OF DIRECTORS

OF

CHINA GOLF GROUP, INC.

December 20, 2010

The undersigned, being all of the directors of the board of directors of China Golf Group, Inc. (the “Board of Directors”), a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby adopt the following resolutions pursuant to the bylaws of the Corporation and the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended by increasing the number of authorized shares from 51,000,000 to 101,000,000; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the increase of the number of the Corporation’s authorized shares  to 101,000,000 from 51,000,000, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining stockholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on December 20, 2010; and be it further

RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FOURTH:   This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that this corporation is authorized to issue is One Hundred and One Million shares.   One Hundred Million (100,000,000) shares shall be Common Stock, each with a par value of $0.001 per share, and One Million (1,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, may provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designations, powers, preferences and rights of any such series and the qualifications, limitations or restrictions thereof.”

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State an Amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”), in the form attached hereto as Exhibit A as soon as practicable following the 20th day following the date of the Information Statement is distributed to the stockholders; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

/s/ Ye Bi
Ye Bi, Director

/s/ Bowu Xiao
Bowu Xiao, Director

/s/ Jingtong Chen
Jingtong Chen, Director

/s/ Zhuangyan Zou
Zhuangyan Zou, Director

Exhibit A to Consent of Directors

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHINA GOLF GROUP, INC.

China Golf Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation (hereinafter called the "Corporation") is China Golf Group, Inc.

SECOND: That by unanimous written consent of the Board of Directors of the Corporation, filed with the minutes of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“FOURTH:   This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that this corporation is authorized to issue is One Hundred and One Million shares,  One Hundred Million (100,000,000) shares shall be Common Stock, each with a par value of $0.001 per share, and One Million (1,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, may provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designations, powers, preferences and rights of any such series and the qualifications, limitations or restrictions thereof.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware to approve such amendment. The holders of a majority of the outstanding stock entitled to consent thereto have granted written consent with respect to such stock in favor of said amendment and due notice has been given to those shareholders who have not consented in writing.

FOURTH: The amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the 20th day of December 2010.

/s/ Ye Bi
Ye Bi
Chief Executive Officer

EXHIBIT B

WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS
OF

CHINA GOLF GROUP, INC.

December 20, 2010

The undersigned, being the holders of a majority of the outstanding shares of common stock of China Golf Group, Inc. (the “Majority Stockholders”), a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby adopt the following resolutions pursuant to the bylaws of the Company and Section 228 of the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Corporation in the form approved by the Board (the “Certificate of Amendment”) providing for the increase of authorized shares from 51,000,000 to 101,000,000 be and the same hereby is approved; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State the Certificate of Amendment; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

TOP ELECT INVESTMENTS LIMITED

By: /s/ Ye Bi
Ye Bi, Authorized Signatory

Ownership: 13,027,603 shares of Common Stock, 37.15% of the total outstanding shares of Common Stock.

/s/ Jingtong Chen
Jingtong Chen

Ownership: 3,270,528 shares of Common Stock, 9.33% of the total outstanding shares of Common Stock.

/s/ Bowu Xiao
Bowu Xiao

Ownership: 1,744,282 shares of Common Stock, 4.97% of the total outstanding shares of Common Stock.

/s/ Yang Li
Yang Li

Ownership: 2,000,000 shares of Common Stock, 5.70% of the total outstanding shares of Common Stock.